Exhibit 10.6
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
CERTARA, INC.
2020 INCENTIVE PLAN
(2026 Standard RSU Grant)
Certara, Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement including any addendum to such agreement for the Participant’s country (the “Addendum”), as attached (together, the “Restricted Stock Unit Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [•]
Grant Date:     May 8, 2026
Vesting Reference Date:    April 1, 2026

Number of
Restricted Stock Units:     [•]

Vesting Schedule:    Provided the Participant has not undergone a Termination prior to the applicable anniversary of the Vesting Reference Date;
(i) one-third (1/3rd) of the Restricted Stock Units (rounded down to the nearest whole unit) will vest on each of the first and second anniversary of the Vesting Reference Date; and
(ii) any remaining Restricted Stock Units will vest on the third anniversary of the Vesting Reference Date, subject in each case to any vesting acceleration or other advanced payment provisions which may be set forth in this Restricted Stock Unit Agreement, the Participant’s employment agreement (if any), or the Company’s Executive Officer Severance Policy, as may be in effect from time to time (the “Severance Policy”).
In the event that the Participant is an “Executive Officer” (as defined in the Severance Policy) and experiences a “Non-CIC Termination” (as defined in the Severance Policy) prior to the final vesting date applicable to the Restricted Stock Units, the Participant shall remain eligible to vest on the next scheduled vesting date in such tranche of the Restricted Stock Units, subject to the Participant’s continued compliance with the terms of this Restricted Stock Unit Agreement through such vesting date.

In the event that the Participant is an Executive Officer and experiences a “CIC Termination” (as defined in the Severance Policy) prior to the final vesting date applicable to the Restricted Stock Units, the Participant shall immediately become fully vested in all remaining Restricted Stock Units granted hereunder as of the date of such CIC Termination.

Dividend Equivalents:    The Restricted Stock Units shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.
*    *    *

THE PARTICIPANT IS REQUIRED TO AFFIRMATIVELY ACCEPT THE TERMS OF THE RESTRICTED STOCK UNIT AGREEMENT IN ORDER TO HAVE THE RIGHTS ASSOCIATED WITH THE RESTRICTED STOCK UNITS. IF THE PARTICIPANT WISHES TO DECLINE THE RESTRICTED STOCK UNITS, THE PARTICIPANT SHOULD PROMPTLY NOTIFY THE GENERAL COUNSEL OF THE COMPANY OF THE PARTICIPANT’S DECISION IN WRITING. IF THE PARTICIPANT DOES NOT ACCEPT THE TERMS OF THE RESTRICTED STOCK UNIT AGREEMENT WITHIN 60 DAYS OF GRANT, THE PARTICIPANT WILL AUTOMATICALLY FORFEIT ALL RIGHTS WITH RESPECT TO THE RESTRICTED STOCK UNITS, UNLESS OTHERWISE DETERMINED BY THE COMPANY.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
CERTARA, INC.
2020 INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement including any addendum to the Restricted Stock Unit Agreement for the Participant’s country (the “Addendum”) as attached (together, the “Restricted Stock Unit Agreement”) and the Certara, Inc. 2020 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Certara, Inc., a Delaware corporation (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
Section 1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
Section 2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
Section 3. Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
Section 4. Treatment of Restricted Stock Units Upon Termination.
(a)    The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in the case of a Termination as a result of the Participant’s death, unvested Restricted Stock Units will remain outstanding for one (1) month following the date of such Termination, but shall be eligible to vest only to the extent the Committee determines, during such one (1) month period, to accelerate the vesting of such unvested Restricted Stock Units, and if the Committee fails to make such determination, the unvested Restricted Stock Units will terminate without further action at the end of such period.

(b)    For purposes of the Restricted Stock Units, the Participant’s employment relationship will be considered terminated as of the date of the Participant’s Termination (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and such date will not be extended by any notice period (e.g., the Participant’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Unit grant (including whether the Participant may still be considered to be providing service while on a leave of absence).
    Section 5. Restrictive Covenants (Non-U.S. Participants).
    (a)    Applicability. This Section 5 applies solely to Participants who are employed or engaged outside of the United States. To the extent that a Participant is subject to restrictive covenants of equivalent or greater scope under a then-applicable employment agreement, service agreement, or written company policy (a “Covering Agreement”), this Section 5 shall be superseded by such Covering Agreement. Where no Covering Agreement applies, or where the restrictions in any Covering Agreement are materially narrower in scope, duration, or geographic reach than those set forth herein, this Section 5 shall apply to the fullest extent permitted by applicable law.
    (b)    Consideration. The Participant acknowledges and agrees that: (i) the grant of Restricted Stock Units evidenced by this Restricted Stock Unit Agreement (the “Award”) is expressly conditional upon the Participant’s agreement to the restrictive covenants set forth in this Section 5, and the Award would not have been granted in the absence of such agreement; (ii) the Award constitutes good, valuable, and sufficient consideration for the Participant’s undertakings in this Section 5, having regard to the monetary value of the Award, the Participant’s role and seniority, the Participant’s access to Confidential Information (as defined below) and business relationships, and the Company’s legitimate business interests in protecting such information and relationships; (iii) the Participant has had a reasonable opportunity to review this Section 5, to consider its terms, and to obtain independent legal advice prior to accepting the Award; and (iv) the continued vesting of the Restricted Stock Units during the Participant’s employment or service constitutes continuing consideration for the Participant’s ongoing compliance with this Section 5.
    (c)    Definitions. For purposes of this Section 5: (i) “Restricted Period” means the twelve (12) month period following the date of termination of the Participant’s employment or service (the “Termination Date”), reduced by any period of garden leave served immediately prior to the Termination Date; (ii) “Competing Business” means any person, entity, or enterprise engaged in any business activity that is materially competitive with any material business activity carried on by the Company or any of its Subsidiaries or Affiliates (collectively, the “Group”) during the twelve (12) months preceding the Termination Date in which the Participant was materially involved or about which the Participant had access to Confidential Information; (iii) “Restricted Territory” means each country or jurisdiction in which the Group carried on business during the twelve (12) months preceding the Termination Date and in respect of which the Participant had material responsibility; and (iv) “Confidential Information” means any non-public information relating to the business, operations, products, services, research, technology, customers, suppliers, financial affairs, or strategic plans of the Group that the Participant received or had access to during the course of employment or service, but shall not include information that is or becomes generally available to the public other than through the Participant’s breach of any duty of confidentiality.
    (d)    Non-Competition. During the Restricted Period, the Participant shall not, directly or indirectly (other than as the holder of not more than three percent (3%) of the issued shares of a publicly traded company), engage in, provide services to, or assist in the establishment of any Competing Business within the Restricted Territory in a role that is the same as, or materially similar to, the role in which the Participant was employed or engaged by the Group during the twelve (12) months preceding the Termination Date.
    (e)    Non-Solicitation. During the Restricted Period, the Participant shall not, directly or indirectly: (i) solicit or endeavor to entice away from the Group the business of any client or customer of the Group with whom the Participant had material contact during the twelve (12) months preceding the Termination Date; or (ii) solicit, recruit, or endeavor to entice away from the Group any employee who held a senior, technical, or specialist role in the Group and with whom the Participant had material contact during the twelve (12) months preceding the Termination Date.
    (f)    Remedies and Severability. The Participant acknowledges that a breach of this Section 5 would cause irreparable harm to the Company for which monetary damages would be an inadequate remedy, and that the Company shall be entitled to seek injunctive or other equitable relief without the requirement to post bond or prove actual damages. In the event of a breach or threatened breach, the Company may also recoup or cancel any unvested portions of the Award and require the Participant to forfeit or reimburse any amounts realized in respect of the Award within twelve (12) months prior to the Termination Date. Each restriction in this Section 5 is intended to be separate and severable; if any restriction is held unenforceable, it shall be modified to the minimum extent necessary to make it enforceable, and the remaining restrictions shall continue in full force and effect.
    (g)    UK Participants. To the extent this Section 5 applies to a Participant employed or engaged in the United Kingdom, it shall be governed by the laws of England and Wales, and each party submits to the exclusive jurisdiction of the courts of England and Wales for any dispute arising hereunder; provided that Section 16 of this Restricted Stock Unit Agreement shall continue to apply to all other provisions of this Restricted Stock Unit Agreement.
Section 6. Company; Participant.
    (a)    The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries and Affiliates.
(b)    Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or person.
Section 7. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

Section 8. Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
Section 9. Tax Withholding.
    (a)    The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, the subsequent sale of shares of Common Stock acquired pursuant to such vesting; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Participant shall not make any claim against the Company, the Employer, or their respective board, officers or employees related to Tax-Related Items arising from the Restricted Stock Units. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)     Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy any applicable withholding obligations with regard to Tax-Related Items by withholding from the number of shares of Common Stock otherwise deliverable pursuant to the settlement of the Restricted Stock Units a number of shares of Common Stock with a Fair Market Value, on the date that the Restricted Stock Units are settled, equal to such withholding liability; provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences. Alternatively, if the Company determines in its sole discretion that withholding shares of Common Stock is not feasible under applicable tax or securities laws or has materially adverse accounting consequences, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion and with no obligation to do so, to satisfy any applicable withholding obligations with regard to Tax-Related Items by one or a combination of the following:
(i)    withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer;
(ii)    withholding from proceeds of the sale of shares of Common Stock acquired at vesting either through a voluntary sale or through a mandatory sale arranged by the

Company (on the Participant’s behalf pursuant to this authorization) without further consent; and/or
(iii)    any other methods approved by the Committee and permitted by applicable laws.
(c)    The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, the Participant is deemed, for tax purposes, to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
Section 10. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
Section 11. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company or, if different, the Employer. The grant of Restricted Stock Units is an exceptional, voluntary and one-time benefit and does not create any contractual or other right to receive any other grant of other Award (including Restricted Stock Units) under the Plan in the future, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past. The grant of the Restricted Stock Units does not form or amend part of the Participant’s entitlement to remuneration or benefits in terms of his or her employment or other service relationship with the Company or, if different, the Employer, if any, at any time.
Section 12. Nature of Grant. In accepting the Restricted Stock Units, the Participant acknowledges, understands and agrees that:

            (a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
            (b)    all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(c)    the Participant is voluntarily participating in the Plan;
(d)    the Restricted Stock Units and any shares of Common Stock acquired upon vesting, and the income and value of same, are not intended to replace any pension rights or compensation;
(e)    the Restricted Stock Units and any shares of Common Stock acquired upon vesting, and the income and value of same, are not part of normal or expected compensation for purposes of, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, leave-related payments, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(f)    the future value of the shares of Common Stock underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;
(g)    if the Restricted Stock Units vest and the Participant acquires shares of Common Stock, the value of such Common Stock may increase or decrease;
(h)    unless otherwise agreed with the Company in writing, the Restricted Stock Units and the shares of Common Stock subject to the Restricted Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Subsidiary;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from a Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant’s employment or service agreement, if any);
    (j)    unless otherwise provided in the Plan or by the Company in its sole discretion, the Restricted Stock Units and the benefits evidenced by this Restricted Stock Unit Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock;
(k)    neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any shares of Common Stock acquired upon vesting; and
(l)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the

Participant’s acquisition or sale of the shares of Common Stock. The Participant should consult with his or her personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
Section 13. Data Privacy.
The Company is located at 4 Radnor Corporate Center suite 350, Radnor, PA 19087, USA and grants employees of the Company, the opportunity to participate in the Plan, at the Company's sole discretion. If the Participant would like to participate in the Plan, the Participant understands that he or she should review the following information about the Company’s data processing practices and declare his or her consent.
(a)Data Collection and Usage. The Company collects, processes and uses the Participant's personal data, including, but without limitation, name, home address and telephone number, date of birth, social insurance number or other identification number (e.g., resident registration number), passport number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all awards, canceled, vested, or outstanding in the Participant's favor, which the Company receives from the Participant or the Participant's Employer. If the Company offers the Participant the opportunity to participate in the Plan, then the Company will collect the Participant's personal data for purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Participant’s personal data would be the Participant's consent.
(b)Stock Plan Administration Service Providers and International Data Transfers. The Company intends to transfer participant data to Fidelity Stock Plan Services, LLC, or its affiliate, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service provider(s) and share the Participant's personal data with another company that serves in similar capacities. The Company’s service providers may open an account for the Participant. The Participant will be asked to agree on separate terms and data processing practices with the applicable service providers, which, as it relates to Plan administration service provider, is a condition to the Participant's ability to participate in the Plan. The Company and its service providers are based in the United States. If the Participant is outside of the United States, the Participant should note that his or her country may have enacted data privacy laws that are different from the United States.
(c)Data Retention. The Company will use the Participant's personal data only as long as is necessary to implement, administer and manage the Participant's participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Participant's personal data, the Company will remove it from it from its systems.
(d)Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant's participation in the Plan and the Participant's grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant cannot participate in the Plan. This would not affect the Participant's salary as an employee; the Participant would merely forfeit the opportunities associated with the Plan.
(e)Data Subject Rights. The Participant has a number of rights under data privacy laws in his or her country. Depending on where the Participant is based, his or her rights may include the right to (i) request access or copies of personal data the Company processes, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions on processing, (v) portability of data, (vi) to lodge complaints with competent authorities in the Participant’s country, and/or (vii) a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant should please contact the Company at Attn: Data Privacy Office/IT, 4 Radnor Corporate Center suite 350, Radnor, PA 19087, USA
Section 14. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
Section 15. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
Section 16. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
Section 17. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice and Addendum), the Plan shall govern and control.
Section 18. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder and any ambiguities herein will be interpreted to be so exempt or so comply.

Section 19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Section 20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Section 21. Compliance with Law. Notwithstanding any other provisions of the Plan or this Restricted Stock Unit Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon vesting of the Restricted Stock Units prior to the completion of any registration or qualification of the shares of Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or regulation or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any U.S. or non-U.S. state or other securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock and the inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary for the lawful issuance and sale of any shares of Common Stock pursuant to the Restricted Stock Units shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained.
Section 22. Language. The Participant acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Restricted Stock Unit Agreement. Furthermore, if the Participant has received this Restricted Stock Unit Agreement, or any other document related to the Restricted Stock Units and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Section 23. Addendum. Notwithstanding any provisions in this Restricted Stock Unit Agreement, the Restricted Stock Units shall be subject to any special terms and conditions set forth in any Addendum to this Restricted Stock Unit Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Committee determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Restricted Stock Unit Agreement.

Section 24. Insider Trading/Market Abuse Restrictions. Depending on the Participant's country, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect the Participant's ability to, directly or indirectly, acquire, sell or attempt to sell shares of Common Stock or otherwise dispose of shares of Common Stock or rights to shares of Common Stock (e.g., the Restricted Stock Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions or the Participant's country). The Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees; (ii) “tipping” third parties or causing them to otherwise buy or sell securities; and (iii) cancelling or amending orders the Participant placed before he or she possessed inside information. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring the Participant's compliance with any applicable restrictions and is advised to speak with his or her personal legal advisor on this matter.
Section 25. Exchange Control, Tax And / Or Foreign Asset/Account Reporting. The Participant acknowledges that, depending on his or her country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash derived from his or her participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws of the Participant’s country may require that the Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and is advised to consult his or her personal legal advisor on this matter.
Section 26. Severability. It is the desire and intent of the parties hereto that the provisions of this Restricted Stock Unit Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Restricted Stock Unit Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Restricted Stock Unit Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Restricted Stock Unit Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 27. Entire Agreement. This Restricted Stock Unit Agreement (including the Addendum), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

ADDENDUM TO THE
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
CERTARA, INC.
2020 INCENTIVE PLAN
Capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or Agreement.

Terms and Conditions

This Addendum includes additional terms and conditions that govern the Restricted Stock Units granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the Company shall, in its sole discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant under these circumstances.

Notifications

This Addendum also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Addendum as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the Restricted Stock Units vest or at the time the Participant sells shares of Common Stock acquired under the Plan.

The information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner.

CANADA
Terms and Conditions

Restricted Stock Units Payable Only in Shares. Notwithstanding Section 3 of the Agreement, the grant of the Restricted Stock Units does not provide any right for the Participant to receive a cash payment, and settlement of the Restricted Stock Units is payable only in shares of Common Stock.

The following provisions will apply to Participants who are residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Restricted Stock Unit Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée: Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy Notice. This provision supplements Section 13 of the Restricted Stock Unit Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Employer and the Company to disclose and discuss the Plan with their respective advisors. The Participant further authorizes the Employer, and the Company to record such information and to keep such information in the Participant’s employee file.

Notifications

Securities Law Notification. The Participant acknowledges that he or she is permitted to sell Shares acquired under the Plan, provided the sale of the Shares acquired under the Plan takes place outside of Canada.

Foreign Asset/Account Reporting Notification. The Participant is required to report any foreign specified property (including shares of Common Stock acquired under the Plan) with a value exceeding C$100,000 on Form T1135 (Foreign Income Verification Statement) on an annual basis. The statement is due at the same time as the Participant’s annual tax return. The Restricted Stock Units must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign specified property the Participant holds at any time during the year. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the shares of Common Stock at the time of acquisition, but if the Participant owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock. The form must be filed by April 30 of the following year. The Participant is strongly advised to check with his or her personal advisor regarding the Participant’s reporting obligations.

FRANCE

Terms and Conditions

Restricted Stock Units Not Tax-Qualified. The Participant understands that the Restricted Stock Units are not intended to be French tax-qualified.

Language Consent. By accepting the Award, the Participant confirms that he or she has read and understood the documents relating to the Restricted Stock Units (the Grant Notice, the Plan, and the Restricted Stock Unit Agreement) which were provided in the English language. The Participant accepts the terms of these documents accordingly.

Consentement relatif à la langue utilisée: En acceptant l’Attribution, le Bénéficiaire confirme qu’il ou qu’elle a lu et compris les documents afférents aux Attributions Gratuites d’Actions (la Notification d’Attribution, le Plan et les Termes de l’Attribution, ainsi que la présente Annexe) qui sont produits en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en connaissance de cause.

Restrictive Covenants. The Participant acknowledges that the restrictive covenants set forth in Section 5 of the Restricted Stock Unit Agreement may not be enforceable under French law unless accompanied by financial compensation (indemnité de non-concurrence) payable during the Restricted Period. To the extent that French law requires the payment of such compensation as a condition of enforceability, the Company or the Employer shall comply with such requirements, and in the absence of such compliance, the non-competition restrictions in Section 5(d) shall not apply to Participants employed in France. The non-solicitation restrictions in Section 5(e) shall apply to the fullest extent permitted by French law. The Company or the Employer reserves the right to waive the application of the non-competition restrictions at or prior to the Termination Date, in which case no financial compensation shall be payable in respect thereof.

NOTIFICATIONS

Foreign Asset/Account Reporting Notification. If the Participant retains shares of Common Stock acquired under the Plan outside of France or maintains a foreign bank account, the Participant is required to report such to the French tax authorities when filing his or her annual tax return. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.

GERMANY

TERMS AND CONDITIONS

RESTRICTIVE COVENANTS. THE PARTICIPANT ACKNOWLEDGES THAT THE RESTRICTIVE COVENANTS SET FORTH IN SECTION 5 OF THE RESTRICTED STOCK UNIT AGREEMENT ARE SUBJECT TO THE REQUIREMENTS OF §§ 74–75A OF THE GERMAN COMMERCIAL CODE (HANDELSGESETZBUCH, “HGB”). TO THE EXTENT THAT APPLICABLE GERMAN LAW REQUIRES THE PAYMENT OF MANDATORY COMPENSATION (KARENZENTSCHÄDIGUNG) DURING THE RESTRICTED PERIOD AS A CONDITION OF ENFORCEABILITY OF THE NON-COMPETITION RESTRICTIONS IN SECTION 5(D), SUCH RESTRICTIONS SHALL APPLY ONLY IF THE COMPANY OR THE EMPLOYER PROVIDES COMPENSATION IN ACCORDANCE WITH THE HGB. IN THE ABSENCE OF SUCH COMPENSATION, THE NON-COMPETITION RESTRICTIONS IN SECTION 5(D) SHALL NOT BE ENFORCEABLE AGAINST THE PARTICIPANT UNDER GERMAN LAW. THE NON-SOLICITATION RESTRICTIONS IN SECTION 5(E) SHALL APPLY TO THE FULLEST EXTENT PERMITTED BY GERMAN LAW. THE COMPANY OR THE EMPLOYER RESERVES THE RIGHT TO WAIVE THE NON-COMPETITION RESTRICTIONS WITH TWELVE (12) MONTHS’ PRIOR WRITTEN NOTICE, AFTER WHICH THE COMPENSATION OBLIGATION SHALL CEASE IN ACCORDANCE WITH APPLICABLE LAW.

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If the Participant makes or receives a payment in excess of this amount in connection with the Participant’s participation in the Plan, the Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Foreign Asset/Account Reporting Notification. If the acquisition of shares of Common Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Participant understands that he or she will need to report the acquisition when the Participant files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock acquired exceeds a certain threshold or (ii) in the unlikely event the Participant holds shares of Common Stock exceeding a certain threshold of the Company’s total Common Stock. However, provided the shares of Common Stock are listed on a recognized stock exchange (e.g., the Nasdaq Stock Market) and the Participant owns less than 1% of the Company, this requirement will not apply. The Participant should consult with his or her personal tax advisor to ensure the Participant complies with applicable reporting obligations.

INDIA

Notifications

Exchange Control Notification. It is the Participant’s responsibility to comply with any applicable exchange control regulations in India. The Participant must repatriate the proceeds from the sale of shares of Common Stock or the receipt of any dividends (if applicable) to India within a certain time period after receipt. The Participant must retain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Participant’s responsibility to comply with these requirements.

Foreign Asset/Account Reporting Notification. The Participant is required to declare any foreign bank accounts for which Participant has signing authority and any foreign financial assets (including shares of Common Stock acquired under the Plan) in his or her annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard.

ITALY

Terms and Conditions
Plan Document Acknowledgment. In accepting the grant of Restricted Stock Units, the Participant acknowledges that they have received a copy of the Plan and the Restricted Stock Unit Agreement and have reviewed the Plan and the Restricted Stock Unit Agreement in their entirety and fully understand and accept all provisions of the Plan and the Restricted Stock Unit Agreement. The Participant further acknowledges that they have read and specifically and expressly approve the following sections of the Restricted Stock Unit Agreement: Section 2 (Vesting), Section 3 (Settlement of Restricted Stock Units), Section 4 (Treatment of Restricted Stock Units Upon Termination), Section 5 (Restrictive Covenants), Section 9 (Tax Withholding), Section 13 (Data Privacy), Section 16 (Governing Law), Section 19 (Imposition of Other Requirements), and Section 21 (Compliance with Law).
Notifications
Foreign Asset / Account Reporting. Italian residents who, at any time during the fiscal year, hold foreign financial assets (e.g., cash, shares of Common Stock, etc.) which may generate income taxable in Italy are required to report such investments or assets on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad.
Tax on Foreign Financial Assets. The value of any shares of Common Stock (and certain other foreign assets) the Participant holds outside of Italy will be subject to a foreign financial assets tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of each calendar year.

JAPAN

Terms and Conditions

Compliance with Law. By accepting the Restricted Stock Units, the Participant agrees to comply with all applicable Japanese laws and report and pay any and all applicable Tax-Related Items associated with the receipt of Restricted Stock Units and any payment made to the Participant upon vesting of Restricted Stock Units. The Participant acknowledges that the Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn substantial income as a result of participation in an equity incentive plan, and may audit the tax returns of such employees to confirm that they have correctly reported the resulting income.

Notifications

Exchange Control Notification. Japanese residents acquiring shares of Common Stock valued at more than ¥100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of shares of Common Stock.

Foreign Asset/Account Reporting Notification. If the Participant holds assets outside of Japan with a total net fair market value exceeding ¥50,000,000 as of December 31 (each year), the Participant is required to comply with annual tax reporting obligations with respect to such assets by March 15 of the following year. The Participant is advised to consult with a personal tax advisor to ensure compliance with applicable reporting requirements.

NETHERLANDS

There are no country-specific provisions.

PHILIPPINES

Terms and Conditions

Settlement of Restricted Stock Units. Issuance of shares of Common Stock is conditioned upon the Company determining that an exemption exists or the Company securing and maintaining all necessary approvals from the Philippines Securities and Exchange Commission to permit the operation of the Plan in the Philippines, as determined by the Company in its sole discretion. If or to the extent the Company is unable to determine that a satisfactory exemption applies or the Company is unable to secure and maintain all necessary approvals, no shares of Common Stock subject to the Restricted Stock Units for which an exemption cannot be obtained or a registration cannot be completed or maintained shall be issued. In this case, the Company retains the discretion to settle any Restricted Stock Units in cash in an amount equal to the fair market value of the shares of Common Stock less any Tax-Related Items.

Notifications

Securities Law Notice. The offer under the Plan is being made pursuant to an exemption from registration under the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.

The risks of participating in the Plan include (without limitation), the risk of fluctuation in the price of the shares of Common Stock on the Nasdaq Global Select Market and the risk of currency fluctuations between the U.S. Dollar and the Participant's local currency. The value of any shares of Common Stock the Participant may acquire under the Plan may decrease below the value of the shares of Common Stock at vesting (on which the Participant is required to pay taxes) and fluctuations in foreign exchange rates between the Participant's local currency and the U.S. Dollar may affect the value any amounts due to the Participant pursuant to the subsequent sale of any shares of Common Stock acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the shares of Common Stock now or in the future.

For further information on risk factors impacting the Company's business that may affect the value of the shares of Common Stock, you may refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at www.certara.com. In addition, the Participant may receive, free of charge, a copy of the Company's Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting the Company’s legal department (Richard Traynor at richard.traynor@certara.com). The telephone number at the executive offices is 609-716-7900.

The Participant acknowledges that they are permitted to sell shares of Common Stock acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom the Participant may transfer the shares of Common Stock), provided that such sale takes place outside of the Philippines through the facilities of the Nasdaq Global Select Market on which the shares of Common Stock are listed.

POLAND

Notifications

Foreign Asset/Accounting Reporting Notification. Polish residents holding foreign securities (including shares of Common Stock acquired under the Plan) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.

Exchange Control Notification. If the Participant transfers funds into Poland in excess of a certain threshold in connection with the sale of shares of Common Stock under the Plan, the funds must be transferred via a bank account held at a bank in Poland. the Participant is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the tax year in which such transaction occurred.

PORTUGAL

Terms and Conditions
Consent to Receive Information in English. The Participant hereby expressly declare that they have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Restricted Stock Unit Agreement.
Conhecimento da Lingua. Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.

Notifications
Exchange Control Information. If the Participant receives shares of Common Stock upon vesting and settlement of the Restricted Stock Units, the acquisition of the shares of Common Stock should be reported to the Banco de Portugal for statistical purposes. If the shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, the Participant is responsible for submitting the report to the Banco de Portugal.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 12 of the Restricted Stock Unit Agreement:

In accepting the Restricted Stock Units, the Participant consents to participate in the Plan and acknowledges having received and read a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company. Consequently, the Participant understands that the Restricted Stock Units are granted on the assumption and condition that such Restricted Stock Units and any shares of Common Stock acquired under the Plan shall not become a part of any employment contract and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the Restricted Stock Units would not granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Restricted Stock Units shall be null and void.

Further, the vesting of the Restricted Stock Units is expressly conditioned on the Participant’s active employment, such that if the Participant’s employment or service terminates for any reason whatsoever, the Restricted Stock Units cease vesting immediately effective on the date of Termination. This will be the case, for example, even if the Participant (1) is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) terminates service due to a change of work location, duties or any other employment or contractual condition; (4) terminates service due to the Company’s or any entity in the Company Group’s unilateral breach of contract; or (5) except as is provided in Section 4 of the Restricted Stock Unit Agreement, is terminated from employment for any other reason whatsoever. Consequently, upon the Participant’s termination of employment for any of the above reasons, the Participant may automatically lose any rights to Restricted Stock Units that were unvested on the date of termination.

Notifications
Exchange Control Notification. The acquisition, ownership and sale of shares of Common Stock under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be made each January for shares of Common Stock owned as of December 31st of the prior year, by means of a D-6 form; however, if the value of the shares of Common Stock acquired or sold exceeds €1,502,530 (or if the Participant holds 10% or more of the share capital of the Company or such other amount that would entitle the Participant to join the Company’s board of directors), the declaration must be filed also within one month of the acquisition or sale, as applicable.
The Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Participant by the Company), depending on the amount of the transactions during the relevant year or the balances in such accounts as of December 31st of the relevant year. Generally, the report is required on an annual basis (by January 20 of each year). The Participant should consult with his or her personal advisor to ensure that the Participant is properly complying with his or her reporting obligations.
Foreign Asset/Account Reporting Notification. If the Participant holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Participant is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. If reporting is required, the reporting must be completed by the following March 31. The Participant should consult his or her personal tax advisor for details regarding this requirement.

Securities Law Notification. The Restricted Stock Units described in this document do not qualify as securities under Spanish regulations. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory. The Plan, the Restricted Stock Unit Agreement, and any other documents evidencing the award of Restricted Stock Units have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and none of those documents constitutes a public offering prospectus.

SWEDEN

Terms and Conditions

Tax Withholding. This provision supplements Section 9 of the Restricted Stock Unit Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their obligations for Tax-Related Items as set forth in Section 9 of the Restricted Stock Unit Agreement, by accepting the Restricted Stock Units, the Participant authorizes the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to the Participant upon vesting of the Restricted Stock Units to satisfy any Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Notification. Because the offer of the Restricted Stock Units is considered a private offering in Switzerland; it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than the Participant or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

UNITED KINGDOM

Settlement. The following provision supplements Section 3 of the Restricted Stock Unit Agreement:

Notwithstanding any discretion contained in the Plan or the Restricted Stock Unit Agreement, the Restricted Stock Units will not be settled in cash or a combination of cash and shares of Common Stock. The Restricted Stock Units will be settled only in shares of Common Stock.

Tax Withholding. The following provision supplements Section 9 of the Restricted Stock Unit Agreement:
Without limitation to Section 9 of the Restricted Stock Unit Agreement, the Participant agrees to be liable for any Tax-Related Items related to the Participant's participation in the Plan and legally applicable to the Participant and hereby covenants to pay any such Tax-Related Items, as and when requested by the Employer or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Employer against any Tax-Related Items that the Employer is required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer, the Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 9 of the Restricted Stock Unit Agreement.